UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 12, 2008

BEACON ENTERPRISE SOLUTIONS GROUP, INC.
(Exact name of registrant as specified in Charter)

Nevada	000-31355	81-0438093
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

124 N. First Street
Louisville, Kentucky 40202
(Address of Principal Executive Offices)

502-379-4788
(Issuer Telephone number)

SUNCREST GLOBAL ENERGY CORP.
(Former Name)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sale of Equity Securities

        As more fully described in Item 2.01 of the Current Report on Form 8-K dated December 20, 2007, a change in control of the Beacon Enterprise Solutions Group, Inc. f/k/a Suncrest Global Energy Corp., a Nevada corporation (the “Company”) occurred on December 20, 2007. As a result of such change of control, all of the outstanding Common Shares of Beacon Enterprise Solutions Group, Inc., an Indiana corporation (“Beacon (IN)”) are owned by the Company, and the former holders of Common Shares of Beacon (IN) have voting control of the Company. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Current Report on Form 8-K dated December 20, 2007.

        As described below in “Private Placement,” Beacon (IN) completed the sale and issuance of 4,000 shares of Preferred Stock on February 12, 2008. As described below in “Share Exchange,” the Company consummated a share exchange transaction with Beacon (IN) on February 15, 2008, resulting in an unregistered issuance of equity securities of the Company.

PRIVATE PLACEMENT

        In connection with the change of control described above and the Phase I Acquisitions described in the Current Report on Form 8-K dated December 20, 2007, Beacon (IN) entered into an agreement with a New York City-based securities broker-dealer (the “Placement Agent”). Beacon (IN) engaged with the Placement Agent in a private placement of 40 units (the “Units”), at a purchase price of $100,000 per Unit, with each Unit comprised of (i) 100 Beacon (IN) Preferred Shares and (ii) a five year warrant to purchase 66,667 Beacon (IN) Common Shares at a purchase price of $1.00 per Beacon (IN) Common Share. The Beacon (IN) Preferred Shares and the warrants to purchase Beacon (IN) Common Shares have subsequently been exchanged for warrants to purchase shares of common stock of the Company (“Common Stock”), as described in “Share Exchange,” below.

        On February 12, 2008, Beacon (IN) sold and issued a total of 8.456 Units to accredited investors, representing an aggregate investment of $845,600. Beacon (IN) used the proceeds of the February 12, 2008 closing for working capital and to pay various expenses of Beacon (IN) and the Company in connection with the private placement, as set forth in the table below.

        Beacon (IN) has sold and issued a total of 40 Units to accredited investors, representing an aggregate investment of $4,000,000. Beacon (IN) has used these proceeds to consummate the Phase I Acquisitions, to pay fees of the Placement Agent and other expenses of Beacon and the Company in connection with the private placement and to provide working capital, as set forth in the table below.

        Finally, the Placement Agent Warrant, as described in more detail in the Current Report on Form 8-K dated December 20, 2007, has been earned with respect to 1,040,000 Beacon (IN) Common Shares.

Uses of Proceeds
	First Close of Escrow	Second Close of Escrow	Third and Final Close of Escrow	Total
Phase one acquisitions	$1,650,500	$—	$—	$1,650,500
Share exchange cash consideration	305,000			305,000
Placement costs		415,072	234,928	650,000
Blue sky fees		10,000	2,500	12,500
Legal fees		45,000		45,000
Other miscellaneous costs		6,000		6,000
Working capital	478,400	244,428	608,172	1,331,000

Gross Offering Proceeds	$2,433,900	$720,500	$845,600	$4,000,000

SHARE EXCHANGE

        On December 20, 2007, the Company and Beacon (IN) entered into the Exchange Agreement, which provided for the exchange (the “Share Exchange”) of all Beacon (IN) Common Shares (“Beacon (IN) Common Shares”) and Beacon (IN) Series A Convertible Preferred Shares (“Beacon (IN) Preferred Shares”) for shares of Common Stock and shares of Series A Preferred Stock. The Share Exchange was consummated with respect to the Beacon (IN) Common Shares and Common Stock on December 20, 2007.

        The amendment to the Company’s Articles of Incorporation, as described below in Section 8.01, was required to consummate the Share Exchange of the Beacon (IN) Preferred Shares for Series A Preferred Stock. After the amendment of the Articles of Incorporation on February 15, 2008, 4,000 Beacon (IN) Preferred Shares were exchanged for 4,000 the Company’s shares of Series A Preferred Stock. The warrants to purchase Beacon (IN) Common Shares purchased in the private placement (the “Investor Warrants), the Placement Agent Warrant and the Placement Agent Affiliate Warrants, and the promissory notes and warrants issued in the First Bridge Facility and the Second Bridge Facility (all as described in more detail in the Current Report on Form 8-K dated December 20, 2007) have been exchanged for warrants to purchase shares of the Company’s Common Stock.

        As of February 15, 2008, there were 4,000 shares of the Company’s Series A Preferred Stock issued and outstanding, which are convertible into a total of up to 5,333,333 shares of the Company’s Common Stock, and 10,468,021 shares of the Company’s Common Stock issued and outstanding. In addition, as of February 15, 2008, there were warrants to purchase an aggregate of 5,517,667 shares the Company’s of Common Stock outstanding and outstanding promissory notes convertible into an aggregate of 1,166,666 shares of the Company’s Common Stock.

        Shares of the Company’s Series A Preferred Stock may be converted into 1,333.33 shares of the Company’s Common Stock at the option of the holder of such shares. Shares of the Company’s Series A Preferred Stock shall be converted into the Company’s Common Stock automatically upon the occurrence of conditions relating to a secondary public offering or trading volume.

        The Investor Warrants each have a five year exercise period and an exercise price of $1.00 per share of the Company’s Common Stock, payable in cash on the exercise date. The exercise price is subject to adjustment upon certain occurrences specified in the Investor Warrants.

        The Company now owns all outstanding Beacon (IN) Common Shares and Beacon (IN) Preferred Shares, and Beacon (IN) shall continue as an operating subsidiary of the Company.

        The Company is relying on an exemption from registration provided under Section 4(2) of the Securities Act for the issuance of the Company’s Common Stock and Series A Preferred Stock in exchange for the Beacon (IN) Common Shares and Beacon (IN) Preferred Shares, which exemption the Company believes is available because the securities were not offered pursuant to a general solicitation and the status of the purchasers of the shares as “accredited investors” as defined in Regulation D under the Securities Act.

Item 3.03	Material Modification to Rights of Securityholders.

        On February 15, 2008, the Company effected the Share Exchange and issued the Series A Preferred Stock described in Item 3.02, above. Following such issuance, the Company’s ability to pay dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of its Common Stock is subject to certain restrictions in the event that the Company does not pay in full or declare and set aside for payment full dividends or liquidation preferences on the Series A Preferred Stock. These restrictions are set forth in the amended and restated Articles of Incorporation described in Item 8.01 below.

Item 8.01	Other Events.

In connection with the Private Placement and Share Exchange described above, the Company amended and restated its Articles of Incorporation, effective as of February 15, 2008, to effect the following changes:

1.  Name Change. The name of the Company was changed to “Beacon Enterprise Solutions Group, Inc.”

2.  Cancellation of Existing Authorized but Unissued Preferred Stock. The 5,000,000 shares of authorized but unissued preferred stock were canceled.

3.  Designation of Series A Preferred Stock. A new series of Preferred Stock, designated “Series A Preferred Stock” (the “Series A Preferred Stock”) was authorized for issuance. Four thousand five hundred (4,500) shares of Series A Preferred Stock were authorized. These shares of Series A Preferred Stock vote as a single class with shares of common stock. Each share of Series A Preferred Stock has rights, preferences and privileges, including: (i) a stated value of $1,000; (ii) dividends of 10% on the stated value payable in cash annually or as a stock dividend in additional Beacon preferred shares; (iii) conversion into 1,333.33 shares of common stock (subject to adjustments) at the option of the holder or upon the occurrence of events relating to a secondary public offering or stock price or trading volume; (iv) antidilution protection upon conversion, including full ratchet antidilution protection for certain unauthorized offerings; (v) a liquidation preference equal to the sum of 125% of the state d value and all accrued but unpaid dividends; (vi) a premium upon a change of control transaction equal to the liquidation preference in addition to the amounts payable on the common shares into which the share of Series A Preferred Stock is convertible; and (vii) certain negative covenants regarding the declaration of dividends, the issuance of additional preferred stock and the issuance of debt. These amendments, including the rights, preferences and privileges of the Series A Preferred Stock, are more fully described in the Definitive Information Statement on Form 14C dated January 25, 2008.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Beacon Enterprise Solutions Group, Inc.

Date: February 19, 2008	By:	/s/ Bruce Widener

Bruce Widener, Chief Executive Officer